EXHIBIT 2.3

                              ASSET SALE AGREEMENT


             This Asset Sale Agreement ("Agreement") is made and entered into as of the 16th day of March, 2000, by and among Advanced Knowledge, Inc., a Delaware corporation ("Seller"), Becor Internet, Inc., a Delaware corporation ("Purchaser"), and Buddy Young, an individual ("BY"), and is ratified and approved by Soccer Magic Inc., an Ontario corporation ("Soccer Magic").

                                    RECITALS

WHEREAS, Seller is a company engaged in the business of producing and distributing workforce training videos (the "Business");

WHEREAS, Soccer Magic is a company engaged in the design, construction, ownership and operation of indoor soccer facilities;

WHEREAS, Seller has entered into an Acquisition Agreement dated as of December 14, 1999 (the "Acquisition Agreement") with Soccer Magic, pursuant to which Seller has agreed to acquire all of the outstanding common shares of Soccer Magic (the "Soccer Magic Acquisition");

WHEREAS, after acquiring the common shares of Soccer Magic, Seller will be controlled by the principals of Soccer Magic and intends, thereafter, to focu exclusively on the business of Soccer Magic;

WHEREAS, Seller therefore wishes to sell, immediately after the Effective Time (as that term is defined in the Acquisition Agreement) of the Soccer Magic Acquisition, all of its assets, other than the common shares of Soccer Magic, as they shall exist at the Effective Time (the "Assets");

WHEREAS, Seller wishes to sell the Assets to Purchase and Purchaser wishes to purchase the Assets from Seller in exchange for Purchaser's assumption o all of Seller's debts, liabilities and obligations, whether contingent, contractual or otherwise, incurred or accrued before the Effective Time, and regardless of whether or not such debts, liabilities and obligations are related to or concern or arise out of the Business or the Assets (the "Liabilities");

WHEREAS, Purchaser is owned or controlled by BY;

WHEREAS, the parties desire to set forth in this Agreement the terms of the sale and purchase of the Assets and the assumption of the Liabilities;

WHEREAS, the Assets to be sold include all rights to Seller's name and the Internet web domain name "advancedknowledge.com," and the parties therefore wish to clarify their respective rights and obligations with respect to the transfer and use of such names.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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         1.       TRANSFER, ASSIGNMENT AND ASSUMPTION.

                  1.1 Transfer and Assignment of Assets. Effective at the Closing, Seller hereby grants, conveys, sells, transfers, assigns and delivers to Purchaser all of its right, title and interest in, to and under all of the Assets, including, but not limited to, the Assets referred to in Paragraphs
1.1.1 through 1.1.6 below. THE ASSETS ARE TRANSFERRED "AS IS," AND THE SELLER MAKES NO WARRANTY AS TO THE SUITABILITY OF THE ASSETS FOR ANY PARTICULAR PURPOSE.

                           1.1.1    Intellectual    Property.   All   of   those
trademarks, trade names, service marks, Internet domain names, patents, licenses and copyrights listed in the Schedule of Trademarks, Patents and Copyrights attached hereto as Exhibit A and incorporated herein by reference (the "Intellectual Property");

                           1.1.2    Personal  Property.  All items of furniture,
fixtures, production equipment, computer equipment, hardware and other tangible personal property listed on the Schedule of Personal Property attached hereto as Exhibit B and incorporated herein by reference (the "Personal Property");

                           1.1.3    Equipment  Leases.  All of  Seller's  right,
title and interest as lessee in and to the properties leased to Seller under those certain equipment leases listed on the Schedule of Equipment Leases attached hereto as Exhibit C and incorporated herein by reference (the "Equipment Leases");

                           1.1.4    Contracts,     Accounts    Receivable    and
Inventory. All of Seller's contracts, accounts receivable and inventory relating exclusively to the Business which are listed on the Schedule of Contracts attached hereto as Exhibit D (the "Contracts");

                           1.1.5    All  Other  Assets.  All of  Seller's  other
Assets described in the Schedule of Other Assets attached hereto as Exhibit E and incorporated herein by reference, whether or not specifically referred to in any of the preceding paragraphs of this Section 1.1.

                  1.2 Assumption of Liabilities. Effective at the Closing, Purchaser hereby accepts the grant, conveyance, sale, transfer, assignment and delivery of the Assets as provided in Section 1.1, and in exchange for Seller's transfer of Assets, Purchaser hereby irrevocably and unconditionally assumes all of Seller's Liabilities (including taxes), including, but not limited to, each of the Liabilities described on the Schedule of Assumed Liabilities attached as Exhibit F and incorporated herein by reference. Effective at the Closing, each of BY and Purchaser hereby releases and forever discharges Seller from all liabilities now or ever owed by Seller to BY or Purchaser, including, but not limited to, all amounts of principal, interest and other charges payable by Seller to BY under that certain Secured Promissory Note dated August 18, 1998, as amended to date. Purchaser and BY shall each jointly and severally indemnify, defend and hold harmless Seller and its officers, directors, representatives and agents from and against, any and all loss, damage, or liability due to, arising out of, or in any manner related to the Liabilities. Seller does not have in effect:

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                           1.2.1    any collective bargaining agreements; or

                           1.2.2 any employee benefit plan as defined in ERISA.

                  1.3 The Closing. The closing (the "Closing") of the transactions described in Sections 1.1 and 1.2 shall occur immediately after the "Effective Time," as that term is defined in the Acquisition Agreement. The Closing shall take place at such place or places as the parties may agree. At the Closing, Seller shall deliver to Purchaser those Assets that are in the possession or control of Seller.

         2. No Further Conveyance Necessary. Except as otherwise required by law, this Agreement shall effectively assign, transfer and convey all of the interest in the Assets from Seller to Purchaser without any further documents of conveyance, and this Agreement shall fully evidence the assumption of all of the Assumed Liabilities by Purchaser without any further instrument of conveyance or assumption.

         3. Representations of Purchaser. Purchaser represents and warrants as of the date hereof and at the Closing as follows:

                  3.1 Authority. Purchaser has full power, authority, and legal right to purchase the Assets from Seller, and Purchaser's execution of this Agreement does not require the consent of, or notice to, any party not previously obtained or given.

                  3.2 Enforceability. This Agreement constitutes the legal and binding obligation of Purchaser and is valid and enforceable against Purchaser and Purchaser's successors and permitted assigns in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief may be subject to equitable defenses and to the equitable discretion of the court before which any proceeding therefor may be brought.

                  3.3 Acknowledgment of "As Is" Transfer. Purchaser is owned or controlled by BY, who is currently an officer and director of Seller and is familiar with the Assets and the Liabilities. Purchaser understands that the Assets are being transferred to Purchaser pursuant to the terms of this Agreement in "as is" condition. PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER CONCERNING THE SUITABILITY OF THE ASSETS FOR ANY PARTICULAR PURPOSE.

                  3.4 No Reliance on Seller's Advisers. Purchaser acknowledges that Seller's legal, tax, accounting and other advisers do not represent Purchaser with respect to this Agreement or the transactions contemplated by this Agreement, and Purchaser has, if desired, obtained legal, tax, accounting and other advice from Purchaser's own advisers.

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         4.       Representations  of BY. BY  represents  and warrants as of the date hereof and at the Closing as follows: 4.1 Authority. BY's execution of this Agreement does not require the consent of, or notice to, any party not previously obtained or given.

                  4.2 Enforceability. This Agreement constitutes the legal and binding obligation of BY and is valid and enforceable against BY and BY's successors and permitted assigns in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief may be subject to equitable defenses and to the equitable discretion of the court before which any proceeding therefor may be brought.

                  4.3 No Reliance on Seller's Advisers. BY acknowledges that Seller's legal, tax, accounting and other advisers do not represent BY with respect to this Agreement or the transactions contemplated by this Agreement, and BY has, if desired, obtained legal, tax, accounting and other advice from BY's own advisers.

         5. Access to Information. Purchaser and its legal, tax, accounting and other personal advisers shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to the Business, Assets and Liabilities of Seller, and Seller shall furnish to Purchaser and its advisers all information concerning the Business, Assets and Liabilities that Purchaser reasonably requests in connection with the transactions contemplated hereby.

         6.       Covenants of Seller.

                  6.1 Covenant Regarding Names and Domain Names. Seller agrees that, after the Closing, Seller and every business or entity in which Seller has an ownership interest or financial stake shall not use or register for use in commerce any form of the name "Advanced Knowledge," including any trade name, trademark, service mark or Internet domain name that is identical or similar to the name "Advanced Knowledge"; provided, however, that Seller may continue to use the corporate name "Advanced Knowledge, Inc." for non-commercial, general corporate purposes until such time as Seller is able to change its corporate name. Seller agrees to use its best efforts to promptly change Seller's name to a name that is consistent with the business done by Soccer Magic.

                  6.2 Covenant to Maintain Existing Transfer Agent. For two years after the Effective Time, Seller covenants and agrees not to change the transfer agent for its common stock. Currently, the transfer agent for Seller's common stock is U.S. Stock Transfer Company, 1745 Gardena Avenue, Glendale, California.

                  6.3 Covenant to Maintain Existing Equity Capitalization. For two years after the Effective Time, Seller covenants and agrees not to engage in any recapitalization, reorganization, or reverse split or consolidation of shares. The foregoing sentence shall not, however, preclude Seller from authorizing and issuing additional shares of common stock.

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                  6.4  Covenant  to Limit  Number of Shares  Issued.  During the
period after the Effective Date and prior to the Private Placement Deadline (as defined in the Acquisition Agreement), Seller covenants and agrees not to issue more than a total of 6,000,000 shares of its common stock or other securities which may be converted into or exercised for the purchase of shares of common stock. This total of 6,000,000 shares includes 2,000,000 shares which Seller is required to issue pursuant to existing consulting agreements.

                  6.5 Covenant to Facilitate Rule 144 Sales. Seller agrees that it will use its best efforts to facilitate in a timely manner, and will not unreasonably prevent, proposed sales by Purchaser or any other person, pursuant to Rule 144 under the Securities Act of 1933, of those shares of Seller's common stock which were issued in connection with the August 26, 1998 merger of Advanced Knowledge, Inc. with and into DMA-Radtech, Inc.

         7. Covenants of Purchaser and BY. Purchaser and BY each jointly and severally covenant and agree to pay to Miller & Holguin all legal fees and costs for services rendered as counsel to Seller in connection with the transactions contemplated by this Agreement and the Acquisition Agreement and which are not paid by Soccer Magic at the closing of the Soccer Magic Acquisition.

         8. Indemnification. Seller agrees to indemnify and hold harmless Purchaser and BY, and Purchaser and BY each jointly and severally agree to indemnify and hold Seller harmless, as follows:

                  8.1 Seller shall indemnify, defend and hold harmless Purchaser and BY from any and all loss, cost, expense and liability (including attorneys' fees) incurred in connection with any claim or asserted claim which may be made against Purchaser or BY and which arises directly or indirectly from any breach of this Agreement by Seller.

                  8.2 Purhaser shall indemnify, defend and hold harmless Seller from any and all loss, cost, expense and liability (including attorneys' fees) incurred in connection with any claim or asserted claim which may be made against Seller and which arises directly or indirectly from any breach of this Agreement by Purchaser or in respect of the Liabilities.

                  8.3 BY shall indemnify, defend and hold harmless Seller from any and all loss, cost, expense and liability (including attorneys' fees) incurred in connection with any claim or asserted claim which may be made against Seller and which arises directly or indirectly from any breach of this Agreement by BY or in respect of the Liabilities.

                  8.4 Promptly after receipt of notice of the commencement of any action in respect of which indemnity may he sought against either party under this Agreement, the indemnified party will notify the other party in writing of the commencement thereof and the other party shall, subject to the provisions stated below, assume the defense of such action (including the employment of counsel who shall be counsel reasonably satisfactory to the indemnified party and shall not be counsel to the other party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity as available. The indemnified party shall have the

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right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the other party unless the employment of that counsel has been specifically authorized by the other party.

         9.       Miscellaneous.

                  9.1 Inurement. This Agreement shall be binding upon each of the parties, and it shall benefit, respectively, each of the parties and their respective successors and permitted assigns. There are no third party beneficiaries to this Agreement.

                  9.2      Assignment.   No   assignment   or  transfer  of  any
interest, right or obligation of any party hereunder shall be allowed without the prior written consent of each of the parties to this Agreement.

                  9.3      Amendments.   This  Agreement  may  not  he  amended,
supplemented or otherwise modified except in a writing signed by or on behalf of each party hereto.

                  9.4 Further Assurances. Each of the parties hereto agrees that, from and after the date hereof, upon the reasonable request of the other party hereto and without further consideration, such party shall execute and deliver to such other party such documents and shall take such other actions as such other party may reasonably request in order to carry out the purposes and intentions of this Agreement, including, without limitation, the vesting in Purchaser of the title to the Assets in accordance with the terms of this Agreement and the correction of any errors and defects.

                  9.5 Notice. All notices, requests, demands, directions and other communications ("Notices") required or permitted in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below. When mailed, each such Notice shall be sent by prepaid first class certified mail, return receipt requested, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth below. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent to the number set forth below. Each such Notice shall be addressed to the party to be notified as shown below:

                  Purchaser: Becor Internet, Inc.
                             c/o Buddy Young
                             17337 Ventura Boulevard, Suite 224
                             Encino, California 91316
                             Facsimile No.: (818) 784-8660



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                  Seller:    Advanced Knowledge, Inc.
                             Attention:  Secretary

                             17337 Ventura Boulevard, Suite 224 (Before Closing) Encino, California 91316
                             Facsimile No.: (818) 784-8660

                             10 Planchet Road, Unit #21 (After Closing)
                             Concord, Ontario L4K 2C8
                             Facsimile No: (905) 738-8804

                  BY:        Buddy Young

                             17337 Ventura Boulevard, Suite 224
                             Encino, California 91316
                             Facsimile No.: (818) 784-8660

                  9.6 Survival. The representations, warranties and covenants of each party shall survive for two years after the execution of this Agreement and the performance of each respective party's obligations under this Agreement.

                  9.7 Headings. The headings to this Agreement are for convenience only and shall not be considered in the interpretation of this Agreement.

                  9.8 Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or unenforceability shall not in any way affect the validity of the other provisions of this Agreement, and such other provisions shall remain in full force and affect.

                  9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

                  9.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

                  9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                           SELLER:

                           ADVANCED KNOWLEDGE, INC., a Delaware corporation


                           By: /s/ Stephen Albright
                               ---------------------------------------------
                               L. Stephen Albright, Secretary and Director


                           PURCHASER:

                           BECOR INTERNET, INC., a Delaware corporation


                           By: /s/ Buddy Young
                               ----------------------------------------------
                           Buddy Young, President and Chief Executive Officer


                           BY:


                           /s/ Buddy Young
                           --------------------------------------------------
                           Buddy Young, an individual


RATIFIED AND APPROVED:

SOCCER MAGIC:

SOCCER MAGIC INC., an Ontario corporation



By: /s/ Manny Gross
    ------------------------------------
    Manny Gross, Chief Executive Officer




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